UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 12, 2011

Intellicheck Mobilisa, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-15465	11-3234779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Otto Street, Port Townsend, WA	98368
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 344-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of John W. Paxton as Chairman of the Board of Directors

On April 12, 2011, John W. Paxton delivered notice of his resignation from his position as Chairman of the Board of Directors and as a Director of Intellicheck Mobilisa, Inc. (the “Company”).  Such resignation was effective April 15, 2011.  Mr. Paxton’s resignation was for personal reasons and he did not leave the Company because of a disagreement with the Company or its Board of Directors or on any matter relating to its operations, policies or practices.

Appointment of Nelson Ludlow, PhD as Chairman of the Board of Directors and Resignation as CEO of the Company

On April 15, 2011, Nelson Ludlow, PhD, was appointed Chairman of the Board of Directors of the Company and in connection with the appointment described below, resigned his position as the Company’s Chief Executive Officer.  Dr. Ludlow was named the Chief Executive Officer and Director of the Company on March 14, 2008.  He was a co-founder of Mobilisa and had been its Chief Executive Officer and a Director since its inception in March, 2001.  Dr. Ludlow is married to Bonnie Ludlow, a Director of the Company.

Appointment of Steven Williams as Chief Executive Officer of the Company

Effective April 15, 2011, Steven D. Williams, the Company’s Chief Operating Officer since March 2008, was appointed Chief Executive Officer of the Company.  From February 6, 2006 to March 2008, Mr. Williams was the Senior Vice President of Business Development for Mobilisa.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	John W. Paxton Resignation Letter, dated April 12, 2011

99.2	Press Release, dated April 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICHECK MOBILISA, INC.

By:	/s/ Peter J. Mundy
Name: Peter J. Mundy
Title: Vice President of Finance & CFO

Dated:  April 18, 2011

Exhibit Index

Exhibit	Description

99.1	John W. Paxton Resignation Letter, dated April 12, 2011

99.2	Press Release dated April 18, 2011